Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

HUYA Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	4,488,000(3)	$3.0230(3)	$13,567,224.00	$110.20 per $1,000,000	$1,495.11

Total Offering Amounts					$13,567,224.00		$1,495.11

Total Fee Offsets							—

Net Fee Due							$1,495.11

(1)

These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-224563).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Amended and Restated 2021 Share Incentive Plan (the “Amended Plan”). Any Class A ordinary share covered by an award granted under the Amended Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Amended Plan.

(3)

These shares represent Class A ordinary shares that are reserved for future award grants under the Amended Plan that were not previously registered under the registration statement on Form S-8 (File No. 333-257763), filed with the Securities and Exchange Commission on July 8, 2021. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.0230 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on December 19, 2022.